LIBERTY
COMMERCIAL FINANCE

Master Equipment Lease Agreement # 32115

THIS MASTER EQUIPMENT LEASE AGREEMENT dated as of **June 18, 2020** ("Master Lease") is made by and between **Liberty Commercial Finance LLC** having an address of 18302 Irvine Boulevard, Suite 300 Tustin, CA 92780 ("Lessor") and **SunOpta Grains and Foods Inc.** with its chief executive office located at **7301 Ohms Lane, Suite 600, Edina, MN 55439** ("Lessee").

1. **Lease.** Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, Equipment, subject to and upon the terms set forth herein and in any Equipment Schedule executed in connection herewith (each, a "Schedule"). Each Schedule shall constitute a separate and enforceable lease incorporating all the terms of this Master Lease (each Schedule, together with this Master Lease as it relates to such Schedule, is referred to herein as a "Lease"). If any term of a Schedule conflicts or is inconsistent with any term of this Master Lease, the terms of such Schedule shall govern.

2. **Definitions.** Unless the context otherwise requires, as used in the Lease, the following terms shall have the respective meanings indicated below and shall be equally applicable to both the singular and the plural forms thereof.

"Equipment" means each item of property designated on a Schedule that will be leased by Lessee pursuant to the Lease, together with all replacement parts, additions and accessories incorporated therein or affixed thereto. Where payment of license or subscription fees for Software and charges for Services supplied or to be supplied to Lessee are included in the amount financed by Lessor under the Lease, references to leasing, purchasing, ownership and administration of "Equipment" under the Lease shall be broadly interpreted to include such Financed Fees.

"Fair Market Rental Value" or "Fair Market Sale Value" means the value of Equipment for lease or sale, in place and in continued use, which would be obtained in an arm's length transaction between an informed and willing retail lessor or seller (under no compulsion to lease or sell) and an informed and willing retail lessee or buyer (under no compulsion to lease or purchase), assuming that Equipment is in the condition specified by Sections 10 and 11 hereof, as determined by Lessor and Lessee or, if Lessor and Lessee cannot agree, by an American Society of Appraisers certified appraiser mutually acceptable to Lessor and Lessee .

"Financed Fees" means the license, subscription, service, installation, usage, and/or other fees and the charges for Software and/or Services, if any, specified on a Schedule.

"Guarantor" means any guarantor of Lessee's obligation hereunder.

"Initial Term Commencement Date" shall mean the first day of the month following Rent Commencement Date.

"Initial Term" shall have the meaning specified in the applicable Schedule.

"Lease Documents" means this Master Lease, a Schedule and all other documents relating to or provided in connection with a Lease, now or hereafter executed in connection herewith or therewith, as the same may be modified, amended, extended or replaced.

"License Agreement" means a software license agreement between Lessee and a Licensor relating to Software.

"Licensor" means the Supplier(s) of Software, solely in its (their) capacity as licensor of such Software.

"Purchase Agreement" means any purchase agreement or other contract between a Supplier and Lessee for the acquisition of Equipment or Services to be leased or financed under a Lease.

"Rent" means the periodic payments due for the lease of Equipment as set forth on the related Schedule and, where the context hereof requires, all such additional amounts as may, from time to time, be payable under a Lease. The term "Rent" shall include interim rent, if any, as described in Section 5 hereof.

"Rent Commencement Date" means, with respect to a Lease, (a) the date on which Lessee accepts the Equipment for purposes of such Lease by executing a Certificate of Acceptance, (b) Lessor disburses funds for the purchase of Equipment, or (c) the date the Equipment was delivered to the location specified in the Schedule as determined by Lessor in its sole discretion.

"Rent Payment Date" shall have the meaning specified in the applicable Schedule.

"Services" means all training, installation, transportation, handling, maintenance, custom programming, integration, technical consulting and support services relating to Equipment and specified on a Schedule.

"Software" means the software and all related documentation, corrections, updates and revisions used in connection with Equipment and financed under a Schedule or included in the cost of the Equipment.

"Stipulated Loss Value" shall mean with respect to any item of Equipment on any Rent Payment Date during the applicable Lease Term shall be an amount equal to the sum of: (a) all Rent and other amounts then due and owing to Lessor under the applicable Lease, together with all accrued interest and late charges thereon calculated through and including the date of calculation; plus (b) all Rent then remaining unpaid for the applicable Lease Term; plus (c) the amount of any purchase obligation with respect to such item of Equipment or, if there is no such obligation, then the fair market value of such item of Equipment at the end of the applicable Lease Term, as estimated by Lessor in its sole but reasonable discretion; plus (d) any tax and/or other indemnification amounts becoming due as a result of the loss, cancellation of the Lease and/or Default, with (b) and (c) being discounted to net present value as of the date of calculation at a discount rate equal to 2%. If less than all of the Equipment subject to a Lease is involved in a Casualty Occurrence (the "Casualty Equipment"), the applicable Stipulated Loss Value (and reduction in the remaining Rent) shall be determined by Lessor on a prorata basis in accordance with the amount funded by Lessor with respect to the Casualty Equipment as a percentage of the total amount originally funded by Lessor for such Lease.

"Supplier" means the manufacturer, licensor or the vendor of the Equipment.

"Term" has the meaning set forth in Section 6 hereof.

3. **Ordering Equipment.** Lessee hereby assigns to Lessor all of Lessee's rights, but none of its obligations, under any Purchase Agreement related to a Lease. Lessor may (a) accept such assignment from Lessee of Lessee's rights, but none of Lessee's obligations, under any such Purchase Agreement and/or (b) issue a purchase order for the Equipment to the Supplier. Lessee shall arrange for delivery of Equipment. If Equipment is subject to an existing Purchase Agreement between Lessee and the Supplier, and Equipment has been delivered to Lessee as of the date of the Schedule applicable thereto, Lessee warrants that it has advised Lessor of the delivery date(s) of such Equipment. Lessee hereby authorizes Lessor to complete each Schedule with the serial numbers and other identification data of Equipment associated therewith as such data is received by Lessor.

4. **Delivery and Acceptance.** Upon delivery to and acceptance by Lessee of any Equipment. Lessee shall execute and deliver to Lessor a Certificate of Acceptance in form acceptable to Lessor ("Certificate of Acceptance"). LESSOR SHALL HAVE NO OBLIGATION TO ADVANCE ANY FUNDS HEREUNDER UNLESS AND UNTIL LESSOR RECEIVES A CERTIFICATE OF ACCEPTANCE FOR SUCH EQUIPMENT EXECUTED BY LESSEE.

5. **Rent; Delinquent Payments.** (a) Lessee shall pay the Rent: (i) from the Rent Commencement Date to the Initial Term Commencement Date and through the balance of the Lease Term; (ii) to Lessor at the address specified above unless otherwise instructed by Lessor or its Assignee; and (iii) except as modified in a Lease, all Rent is due in advance on the first day of each rental period or portion of a rental period during the Lease Term (each a "Rent Payment Date"). The Rent due and payable for portions of a rental period shall be calculated by Lessor on a prorata, per diem basis. Rent shall be due whether or not Lessee has received any notice that it is due, and all Rent shall be paid to Lessor at its address set forth on the Schedule, or as otherwise directed by Lessor in writing.

(b) If Lessee fails to pay any Rent or other sums under the Lease on or before the date when the same becomes due, Lessee shall pay to

Lessor (in addition to and not in lieu of other rights of Lessor) a late charge equal to the lesser of five percent (5%) of such delinquent amount or the maximum permitted by law. Such late charge shall be payable by Lessee upon demand by Lessor and shall be deemed Rent hereunder. Amounts which remain unpaid more than thirty days after the applicable due date shall accrue interest at the lesser of 1.5% per month or the maximum permitted by law until paid in full.

6. **Term; Survival.** The term of each Lease shall consist of the period from the Rent Commencement Date to the Initial Term Commencement Date (the "Interim Term"), plus the Initial Term specified in the Equipment Schedule and thereafter shall continue for successive three-month periods at the Rent set forth in the Equipment Schedule (each an "Extended Term") until terminated by written notice of either party delivered by regular mail or e-mail to an appropriate officer of the receiving party at least 90 days but not greater than 180 days prior to the expiration of the Initial Term or Extended Term (together, the Interim Term, the Initial Term and any Extended Term, collectively the "Term").

7. **Location; Inspection; Labels.** Equipment shall be delivered to the location specified in the Schedule and shall not be removed therefrom without Lessor's prior written consent. Lessor shall have the right to enter upon the premises where the Equipment is located and inspect the Equipment during normal business hours and upon reasonable prior notice to Lessee. At Lessor's request, Lessee shall (a) affix permanent labels in a prominent place on Equipment stating Lessor's interest in the Equipment, (b) keep such labels in good repair and condition, and (c) provide Lessor with an inventory listing of all labeled Equipment within thirty days of such request.

8. **Non-Cancelable Lease.** THIS LEASE IS A NET LEASE. LESSEE'S OBLIGATION TO PAY RENT AND PERFORM ITS OBLIGATIONS HEREUNDER ARE ABSOLUTE, IRREVOCABLE AND UNCONDITIONAL AND SHALL NOT BE SUBJECT TO ANY RIGHT OF CANCELLATION, SET OFF, COUNTERCLAIM, DEDUCTION, DEFENSE OR OTHER RIGHT LESSEE MAY HAVE AGAINST THE SUPPLIER, LESSOR OR ANY OTHER PARTY PROVIDED, HOWEVER, THAT NOTHING HEREIN SHALL PRECLUDE LESSEE FROM ASSERTING ANY SUCH CLAIMS IN A SEPARATE CAUSE OF ACTION. LESSEE UNDERSTANDS AND AGREES THAT NEITHER THE SUPPLIER NOR ANY SALES REPRESENTATIVE OR OTHER AGENT OF THE SUPPLIER IS AN AGENT OF LESSOR OR IS AUTHORIZED TO WAIVE OR ALTER ANY TERM OR CONDITION OF THE LEASE, AND NO SUCH WAIVER OR ALTERATION SHALL VARY THE TERMS OF THE LEASE. LESSOR IS NEITHER A SUPPLIER NOR A LICENSOR, AND LESSOR IS NOT RESPONSIBLE FOR REPAIRS, SERVICE OR DEFECTS IN EQUIPMENT, AND UNDERSTANDS THAT IT MAY ASSERT SUCH CLAIMS AGAINST SUPPLIER OR LICENSOR.

9. **Use; Alterations.** (a) Lessee shall use Equipment lawfully and only in the manner for which it was designed and intended and so as to subject it only to ordinary wear and tear. Lessee shall comply with all applicable laws with respect to the Equipment. Lessee, at its own expense, shall make such alterations, additions or modifications (each, a "Required Alteration") to Equipment as may be required from time to time to meet the requirements of applicable law or a governmental body. All such Required Alterations shall immediately, and without further act, be deemed to constitute "Equipment" and be fully subject to the Lease as if originally leased hereunder. Except as otherwise permitted herein, Lessee shall not make any alterations to Equipment without Lessor's prior written consent.

(b) Lessee, at its own expense, may from time to time add or install upgrades or attachments (each an "Upgrade") to Equipment during the Term; provided, that such Upgrades (i) are readily removable without causing material damage to Equipment, (ii) do not adversely affect the Fair Market Value, the Fair Market Rental Value, residual value, productive capacity, utility or remaining useful life of Equipment and (iii) do not cause Equipment to become "limited use property" within the meaning of Revenue Procedure 2001-28, 2001-19 I.R.B. 1156 (or such other successor tax provision), as of the date of installation of such Upgrade. Any such Upgrades shall remain the property of the Lessee. Upon the expiration or earlier cancellation of the Lease, Lessee may, at its option, remove any such Upgrades and, upon such removal, shall restore Equipment to the condition required hereunder.

(c) If any Equipment covered under any Lease becomes attached or affixed to, or used in connection with, Equipment covered under another Lease hereunder (a "Related Lease"), Lessee agrees that, if Lessee elects to exercise a purchase option or renewal option under any such Lease, or if Lessee elects to return Equipment under such Lease, then Lessor, in its reasonable discretion, may require Lessee to exercise the same option with respect to all Equipment leased under all Related Leases.

10. **Repairs and Maintenance.** Lessee, at Lessee's cost and expense, shall (a) keep Equipment in good repair, good operating condition, appearance and working order in compliance with the manufacturer's recommendation in all material respects and Lessee's standard practices (but in no event less than industry practices), (b) take all actions necessary to ensure that the Equipment will be eligible, at the expiration of the Initial Term and any renewal Term, for a standard, full service maintenance contract with the manufacturer, if available, (c) properly service all components of Equipment following the manufacturer's written operating and servicing procedures in all material respects, (d) enter into and keep in full force and effect during the Term a maintenance agreement covering the Equipment with the manufacturer, or a manufacturer-approved maintenance organization, to maintain, service and repair such Equipment, as otherwise required herein, provided an alternate source of maintenance may be used by Lessee with Lessor's prior written consent and Lessor grants Lessee the right to utilize Lessee's own maintenance department for the maintenance and servicing of the Equipment, and (e) replace any part of the Equipment that becomes unfit or unavailable for use from any cause (whether or not such replacement is covered by a maintenance agreement) with a replacement part that, in Lessor's reasonable opinion, is of the same manufacture, value, remaining useful life and utility as the replaced part immediately preceding the replacement, assuming that such replaced part was in the condition required by this Lease. Replacement parts shall be free and clear of all liens, constitute Equipment and be fully subject to this Lease as if originally leased hereunder.

11. **Return of Equipment.** Except as otherwise provided in a Schedule, upon the expiration or earlier termination or cancellation of each Lease, Lessee, at its sole expense, shall de-install, assemble, pack properly and in accordance with the manufacturer's instructions (under the supervision of persons acceptable to Lessor), including labeling of all components and hardware, and return to Lessor all, but not less than all, Equipment by delivering the Equipment to and unloading it at such location or with such carrier as Lessor shall specify. Lessee agrees that (a) Equipment, when returned, shall be in the condition required by the Lease, and (b) upon Lessor's request, Lessee will obtain from the manufacturer (or other maintenance service provider previously approved by Lessor or manufacturer) a certificate stating that such Equipment qualifies for full maintenance service at the standard rates and terms then in effect. When returned, all data and other information stored on hard drives and other media storage devices ("Stored Data") shall have been securely overwritten and destroyed beyond recovery using advanced wiping techniques (such process being referred to as "Data Erasure"). If Data Erasure is not technically feasible, Lessee may remove and destroy the applicable hard drives and other media devices, and in such event the drives and devices shall be deemed to have suffered a Casualty Occurrence and shall be subject to the provisions of Section 13 hereof. If, in the reasonable opinion of Lessor, any Equipment fails to meet the standards set forth above, Lessee agrees to pay, on demand, all costs and expenses incurred in connection with the repairing and restoring of such Equipment so as to meet such standards. If Lessee fails to return any Equipment as required hereunder, then all of the Lessee's obligations under the Lease (including, without limitation, Lessee's obligation to pay Rent for the Equipment at the rental then applicable under the Lease) shall continue in full force and effect until such Equipment shall have been returned in the condition required under the Lease or Lessee pays Lessor the applicable Stipulated Loss Value thereof.

12. **Sublease and Assignment.** (a) LESSEE SHALL NOT, WITHOUT LESSOR'S PRIOR WRITTEN CONSENT (WHICH CONSENT SHALL NOT BE UNREASONABLY WITHHELD, CONDITIONED, OR DELAYED), (i) SELL, ASSIGN, TRANSFER, PLEDGE, HYPOTHECATE OR OTHERWISE DISPOSE OF THE LEASE, EQUIPMENT OR ANY INTEREST THEREIN, (ii) RENT, SUBLET OR LEND EQUIPMENT TO ANYONE OTHER THAN LESSEE OR LESSEE'S AFFILIATES OR (iii) PERMIT EQUIPMENT TO BE USED BY ANYONE OTHER THAN LESSEE'S QUALIFIED EMPLOYEES AND AGENTS.

(b) Lessor, at any time with or without notice to Lessee, may sell, transfer, assign and/or grant a security interest in all or any part of Lessor's interest in each Lease and/or any Equipment (each, a "Lessor Transfer"). Any purchaser, transferee, assignee or secured party of Lessor (each a "Lessor Assignee") shall have and may exercise all of Lessor's rights hereunder with

respect to the items to which any such Lessor Transfer relates. LESSEE AGREES (A) LESSOR ASSIGNEE DOES NOT ASSUME ANY OF THE OBLIGATIONS OF LESSOR UNDER SUCH LEASE, HOWEVER LESSOR SHALL REMAIN LIABLE FOR SAME; AND (B) LESSEE SHALL PAY ALL ASSIGNED RENT AND OTHER AMOUNTS DUE UNDER SUCH LEASE UNCONDITIONALLY, WITHOUT OFFSET, AND LESSEE FURTHER AGREES THAT SUCH RENTAL PAYMENTS AND OTHER AMOUNTS SHALL BE PAYABLE NOTWITHSTANDING ANY DEFENSE OR COUNTERCLAIM WHATSOEVER, WHETHER BY REASON OF BREACH OF SUCH LEASE, THE EXERCISE OF ANY RIGHT UNDER SUCH LEASE, OR OTHERWISE, WHICH LESSEE MAY NOW OR HEREAFTER HAVE AGAINST LESSOR, OTHER THAN PAYMENT IN FULL OR TERMINATION OF THE APPLICABLE LEASE (LESSEE RESERVES ITS RIGHT TO HAVE RECOURSE DIRECTLY AGAINST LESSOR ON ACCOUNT OF ANY SUCH DEFENSE OR COUNTERCLAIM);. Upon written notice of a Lessor Transfer, Lessee shall promptly acknowledge in writing Lessee's obligations under the applicable Lease, shall comply with the written directions or demands of any Lessor Assignee and shall make all payments due under the applicable Schedule as directed in writing by the Lessor Assignee. Following such Lessor Transfer, the term "Lessor" shall be deemed to include or refer to each Lessor Assignee. Lessee will provide reasonable assistance to Lessor to complete any transaction contemplated by this subsection (b).

(c) Subject to the restriction on assignment contained in subsection (a), the Lease Documents shall inure to the benefit of, and are binding upon, the successors and assigns of the parties thereto including, without limitation, each person who becomes bound thereto as a "new debtor" as set forth in the Uniform Commercial Code ("UCC").

13. **Risk of Loss; Damage to Equipment.** (a) Lessee shall bear the entire risk of loss (including without limitation, theft, destruction, disappearance of or damage to Equipment from any cause whatsoever), whether or not insured against, from the earlier of the date on which such Equipment is ordered or Lessor pays the purchase price of such Equipment and until the expiration of the Term of the Lease and until Lessee exercises a purchase option or returns the Equipment to Lessor in accordance with Section 11 hereof (the "Risk Period"). No such loss shall relieve Lessee of the obligation to pay Rent or any other obligation under the related Lease unless all Rent due and owing under the Lease with respect to such Equipment has been paid to Lessor.

(b) If any Equipment is lost, stolen or damaged beyond repair, confiscated, seized or the use and/or title thereof requisitioned to someone other than Lessee (any such event being a "Casualty Occurrence"), Lessee shall immediately notify Lessor of such event. On the next Rent Payment Date following the occurrence of the Casualty Occurrence, at Lessor's option, Lessee shall either (i) replace Equipment with equipment that, in Lessor's sole opinion, is of the same manufacture, value, remaining useful life and utility as the replaced Equipment immediately preceding the Casualty Occurrence, assuming such replaced Equipment was in the condition required by the Lease or (ii) pay to Lessor the Stipulated Loss Value for the Equipment as of that Rent Payment Date. If Lessor elects to allow replacement of Equipment as set forth in subsection (i) above, Lessee shall cause the Supplier of such replacement equipment to deliver to Lessor a bill of sale for such equipment free and clear of all liens and encumbrances, and such replacement equipment shall become Equipment subject to the applicable Lease. Upon Lessor's receipt of the bill of sale or the amounts specified in subsection (ii) above, Lessee shall be entitled to Lessor's interest in the replaced Equipment, in its then condition and location, "AS-IS WHERE-IS" without any warranties, express or implied.

14. **Insurance.** (a) Lessee shall, at all times during the Term of each Lease and at the Lessee's own cost and expense, maintain (i) insurance against all risks of physical loss or damage to Equipment for the greater of the full replacement value or the Stipulated Loss Value thereof, and (ii) commercial general liability insurance (including blanket contractual liability coverage and products liability coverage) for personal and bodily injury and property damage in an amount not less than $2,000,000 per occurrence or as otherwise stated in each Schedule.

(b) All insurance policies required hereunder shall include terms, and be with insurance carriers, reasonably satisfactory to Lessor. Without limiting the generality of the foregoing, each policy shall include the following terms: (i) all physical damage insurance shall name Lessor and its assigns as lender loss payee, or if such designation is not permitted, as loss payee (ii) all liability insurance shall name Lessor and its assigns as additional insureds, (iii) the policy shall not be canceled or altered without at least thirty days advance notice to Lessor and its assigns, and (iv) coverage shall not be invalidated against Lessor or its assigns because of any violation of any condition or warranty contained in any policy or application therefor by Lessee or by reason of any action or inaction of Lessee. On or before the date of the Master Lease, and annually on or before the expiration date of the then-current insurance policies, Lessee shall deliver to Lessor Acord 27 or 28 certificates or other proof of insurance satisfactory to Lessor evidencing the coverage required by this Section.

15. **Taxes.** Lessee shall pay when due and shall indemnify and hold harmless Lessor (on an after-tax basis) from and against any and all taxes, fees, withholdings, levies, imposts, duties, assessments and charges of every kind and nature whatsoever (including any related penalties and interest) imposed upon or against Lessor, any Lessor Assignee, Lessee or any Equipment by any governmental authority in connection with, arising out of or otherwise related to Equipment, the Lease Documents or the Rent and receipts or earnings arising therefrom and excepting only all Federal, state and local taxes on or measured by Lessor's net income. Whenever each Lease expires, terminates or is canceled as to any Equipment, Lessee, upon written request by Lessor, shall advance to Lessor the amount estimated by Lessor to be the taxes on said Equipment that are not yet payable, but for which Lessee is responsible. At Lessee's request, Lessor shall provide Lessee with Lessor's method of computation of any such estimated taxes.

16. **Lessor's Right to Perform for Lessee.** If Lessee fails to perform any of its obligations contained herein, Lessor may (but shall not be obligated to) itself perform such obligations, and the amount of the reasonable costs and expenses of Lessor incurred in connection with such performance, together with interest on such amount at the lesser of 1.5% per month or the maximum permitted by law, shall be payable by Lessee to Lessor upon demand. No such performance by Lessor shall be deemed a waiver of any rights or remedies of Lessor or be deemed to cure the default of Lessee hereunder.

17. **Personal Property; Liens.** Lessee represents and warrants that the Equipment is, and shall at all times remain, fully removable personal property notwithstanding any affixation or attachment to real property or improvements. Lessee shall at all times keep the Equipment free and clear from all liens and encumbrances of any kind or nature other than those created by, through or under Lessor. If, in violation of the foregoing covenant, any prohibited lien or encumbrance shall attach to Equipment, Lessee shall (a) give Lessor immediate written notice thereof and (b) promptly, at Lessee's sole cost and expense, take such action as may be necessary to discharge such lien.

18. **Default; Remedies.** (a) As used herein, the term "Default" means any of the following events: (i) Lessee fails to pay any Rent or other amount due under a Lease within ten days after the same shall have become due; (ii) Lessee or any Guarantor becomes insolvent or makes an assignment for the benefit of its creditors; (iii) a receiver, trustee, conservator or liquidator of Lessee or any Guarantor of all or a substantial part of Lessee's or such Guarantor's assets is appointed with or without the application or consent of Lessee or such Guarantor, respectively; (iv) a petition is filed by or against Lessee or any Guarantor under any bankruptcy, insolvency or similar law and the petition is not dismissed within 30 days after filing; (v) Lessee or any Guarantor violates or fails to perform any provision of any Lease or any guaranty of a Lease; (vi) Lessee or any Guarantor violates or fails to perform any provision of any other loan, lease, credit agreement, License Agreement, acquisition agreement or purchase agreement with Lessor or any other party, in each case only if the aggregate principal balance under such agreement exceeds $500,000 and the violation or failure to perform entitles the creditor to declare the related indebtedness due prior to its scheduled maturity and such right is actually exercised; (vii) any warranty or representation made by Lessee herein proves to have been false or misleading when made; (viii) there is a material adverse change in Lessee's or any Guarantor's financial condition since the related Rent Commencement Date; (ix) Lessee or any Guarantor merges or consolidates with any other corporation or entity, or sells, leases or disposes of all or substantially all of its assets or undergoes a change of control without the prior written consent of Lessor, which consent shall not be unreasonably withheld, delayed, or conditioned; (x) Lessee or any Guarantor, if an individual dies or, if not an individual, is dissolved; (xi) any filing by Lessee of a termination statement for any financing statement filed by Lessor while any obligations are owed by Lessee under a Lease; or (xii) Lessee defaults under any real estate lease or mortgage relating to a location at which items of Equipment are located, but only if the applicable landlord or mortgagee has commenced exercise of its remedies. A Default

with respect to any Lease shall, at Lessor's option, constitute a Default for all Leases and any other agreements between Lessor and Lessee.

(b) Upon the occurrence of a Default, that is continuing, Lessor may do one or more of the following as Lessor in its sole discretion shall elect with respect to each or any Lease then in Default: (i) proceed by appropriate court action to enforce performance by Lessee of the related Lease or to recover damages, for the breach thereof; (ii) cause Lessee, at its expense, promptly to assemble Equipment and return the same to Lessor at such place as Lessor may designate in writing; (iii) by notice in writing to Lessee, cancel or terminate the related Lease, without prejudice to any other remedies hereunder; (iv) enter upon the premises of the Lessee or other premises where any Equipment may be located and, without notice to Lessee and with or without legal process, take possession of and remove all or any such Equipment without liability to Lessee by reason of such entry or taking possession, and without such action constituting a cancellation or termination of the Lease unless Lessor notifies Lessee in writing to such effect; (v) by notice in writing to Lessee, as liquidated damages for the loss of a bargain and not as a penalty, accelerate and declare to be immediately due and payable the Stipulated Loss Value under such Lease without any presentment, demand, protest or further notice (all of which are hereby expressly waived by Lessee), at which time the same shall become immediately due and payable; (vi) sell Equipment and/or Collateral at public or private sale or hold, keep idle or lease to others any Equipment; (vii) apply any deposit or other cash collateral or sale or remarketing proceeds of any Collateral to such Lease at any time to reduce any amounts due to Lessor; (viii) terminate or cause the Supplier to terminate any applicable License Agreement(s) and/or suspend provision of any applicable services financed under a Lease; and (ix) exercise any other right or remedy available to Lessor under applicable law. In, addition Lessee shall be liable for all reasonable costs, expenses, and legal fees incurred in enforcing Lessor's right under the Lease, before or in connection with litigation or arbitration and for any deficiency in the disposition of the Equipment. Except for the notice provided in Section 18(b)(v), notice of Lessor's intention to accelerate, notice of acceleration, notice of nonpayment, presentment, protest, notice of dishonor, or any other notice whatsoever are hereby waived by Lessee and any Guarantor. Interest on the Stipulated Loss Value under any Lease shall accrue at the lesser of 1.5% per month, or the maximum rate allowed by law, from the date declared due until paid in full. Lessor's recovery hereunder shall in no event exceed the maximum recovery permitted by law.

(c) If a Default occurs, Lessee hereby agrees that ten days' prior notice to Lessee of any public sale or of the time after which a private sale may be negotiated shall be conclusively deemed reasonable notice. None of Lessor's rights or remedies hereunder are intended to be exclusive, but each shall be cumulative and in addition to any other right or remedy referred to hereunder or otherwise available to Lessor at law or in equity, and no express or implied waiver by Lessor or any Default shall constitute a waiver of any other Default or a waiver of any of Lessor's rights.

(d) With respect to any exercise by Lessor of its right to recover and/or dispose of any Equipment or any other collateral securing Lessee's obligations under any Lease, Lessee acknowledges and agrees that Lessor may dispose of Equipment on an "AS-IS, WHERE-IS" basis, in compliance with applicable law and with such preparation, if any, as Lessor determines to be commercially reasonable. Lessee shall remain liable for any deficiency in the disposition of the Equipment, and any purchase by Lessor of the Equipment may be through a credit to some or all of Lessee's obligation under any lease.

19 **Notices.** All notices and other communications hereunder shall be in writing and shall be transmitted by hand, overnight courier or certified mail (return receipt requested), US postage prepaid. Such notices and other communications shall be addressed to the respective party at the address set forth above or at such other address as any party may, from time to time, designate by notice duly given in accordance with this Section. Such notices and other communications shall be effective upon the earlier of receipt or three days after mailing if mailed in accordance with the terms of this Section.

20. **Indemnity.** Lessee shall indemnify and hold harmless Lessor and each Lessor Assignee, on an after tax basis, from and against any and all liabilities, causes of action, claims, suits, penalties, damages, losses, costs or expenses (including reasonable attorneys' fees and expenses), obligations, liabilities, demands and judgments (collectively, a "Liability") to the extent resulting from: (a) Lessee's failure to perform any covenant under the Lease Documents, (b) the untruth of any representation or warranty made by Lessee under the Lease Documents, (c) the order, manufacture, purchase, ownership, selection, acceptance, rejection, possession, rental, sublease, operation, use, maintenance, control, loss, damage, destruction, removal, storage, surrender, sale, condition, delivery, return or other disposition of or any other matter relating to any Equipment or (d) injury to persons, property or the environment including any Liability based on strict liability in tort, negligence, breach of warranties or Lessee's failure to comply fully with applicable law or regulatory requirements; *provided*, that the foregoing indemnity shall not extend to any Liability to the extent resulting from the gross negligence or willful misconduct of Lessor or any Lessor Assignee. The indemnities in this Section 20 shall survive termination of any Lease.

21. **Fees and Expenses.** Lessee shall pay all reasonable costs and expenses of Lessor, including, without limitation, reasonable attorneys' and other professional fees, returned check or non-sufficient funds charges, processing fees, the fees of any collection agencies and appraisers and all other costs and expenses related to any sale or re-lease of Equipment (including storage costs) incurred by Lessor in enforcing any of the terms, conditions or provisions hereof or in protecting Lessor's rights hereunder.

22. **Financial and Other Data.** During the Term hereof, Lessee shall furnish Lessor (a) as soon as available, and in any event within one hundred twenty days after the last day of each fiscal year, accountant prepared audited financial statements of Lessee and Guarantor; (b) as soon as available, and in any event within sixty days after the last day of each fiscal quarter, company prepared financial statements to include both a balance sheet and income statement; and (c) from time to time as Lessor may reasonably request, other financial reports, information or data (including federal and state income tax returns) and quarterly or interim financial statements of Lessee and each Guarantor. All such information shall be audited (or if audited information is not available, compiled or review) by an independent certified public accountant.

23. **Representations and Warranties of Lessee.** As of the date hereof and the Rent Commencement Date for each Lease, Lessee represents and warrants that: (a) the address stated above is the chief place of business and chief executive office of Lessee, Lessee's full and accurate legal name is as stated above and the information describing Lessee set forth under Lessee's signature below is accurate in all respects; (b) Lessee is either (i) an individual and the sole proprietor of its business which is located at the address set forth above and doing business only under the names disclosed herein, or (ii) a limited liability company or corporation duly organized and validly existing in good standing under the laws of the state of its organization or incorporation, or (iii) a general or limited partnership organized under the laws of the state of its principal place of business set forth in the Lease or the Lease Documents and the general partner executing this Master Lease has the full authority to represent, sign for and bind Lessee in all respects; (c) the execution, delivery and performance of this Master Lease, each Lease and all related instruments and documents (i) have been duly authorized by all necessary action on the part of the Lessee, (ii) do not require the approval of any stockholder, partner, manager, trustee, or holder of any obligations of Lessee except such as have been duly obtained, and (iii) do not and will not contravene any applicable law, governmental rule, regulation or order now binding on Lessee, or contravene the operating agreement, charter or by-laws of Lessee, or constitute a default under, or result in the creation of any lien or encumbrance upon the property of Lessee under, any indenture, mortgage, contract or other agreement to which Lessee is a party or by which it or its property is bound; (d) the Lease Documents when entered into will constitute legal, valid and binding obligations of Lessee, enforceable against Lessee in accordance with their terms; (e) each individual executing this Master Lease, each Equipment Schedule and any documents relating to such Lease on Lessee's behalf was duly authorized to do so; (f) there are no actions or proceedings to which Lessee is a party, and there are no other actions or proceedings threatened in writing of which Lessee has knowledge, before any governmental authority which, either individually or in the aggregate, would materially adversely affect the financial condition of Lessee or the ability of Lessee to perform its obligations hereunder; (g) Lessee is not in default under any obligation for the payment of borrowed money, for the deferred purchase price of property or for the payment of any rent under any lease agreement which, either individually or in the aggregate, would materially adversely affect the financial condition of Lessee or the ability of Lessee to perform its obligations hereunder; (h) the financial statements of Lessee (copies of which have been furnished to Lessor) have been prepared in accordance with generally accepted accounting principles in all material respects, consistently applied, and fairly present Lessee's financial condition and the result of its operations as of the

date of and for the period covered by such statements, and since the date of such statements there has been no material adverse change in such conditions or operations; and (i) neither Lessee nor any Guarantor: (1) is an individual, entity or organization identified on any Office of Foreign Assets Control ("OFAC") "watch list", including, without limitation, OFAC's list of Specially Designated Nationals and Blocked Persons, or any Federal Bureau of Investigation "watch list" or Bureau of Industry and Security list of unverified persons or denied persons, and it is not an affiliation of any kind with such an individual, entity or organization; (2) has a shell bank or offshore bank; and (3) is a Person or entity resident in or whose funds are transferred from or through or has operations in, a jurisdiction identified as non-cooperative by the Financial Action Task Force or sanctioned by OFAC.

24. **Disclaimers and Waivers.** LESSOR DISCLAIMS, AND LESSEE WAIVES, ANY WARRANTIES CONTAINED IN §§2A-211, 212 AND 213 OF ARTICLE 2A OF THE UCC AND LESSEE WAIVES ANY RIGHT TO DEEM LESSOR IN DEFAULT PURSUANT THERETO AND ALL OF LESSEE'S RIGHTS AND REMEDIES UNDER §§2A-508 THROUGH 522 OF ARTICLE 2A OF THE UCC OR OTHER APPLICABLE LAW. If Lessee has any claims regarding any Equipment, or any other matter arising from Lessee's relationship with the Supplier, Lessee must make such claims directly against the Supplier.

25. **UCC Filings.** Lessee hereby irrevocably authorizes Lessor to file and record, and appoints Lessor and its agent(s) as Lessee's attorney-in-fact to execute (if applicable), file and record such UCC financing statement(s), amendments thereto and other lien recordation documents describing the Collateral (as defined below), ratifies such authorization and appointment with respect to any UCC financing statements or amendments thereto prior to the date of such Lease and to do all acts or things that Lessor may deem reasonably necessary to protect Lessor's title and interest in such Equipment and under such Lease. Lessee hereby covenants and agrees that it shall not file any corrective or termination statement with respect to any UCC financing statements recorded by or for the benefit of Lessor with respect to any Equipment without Lessor's prior written consent. In order to secure the payment and performance in full of all of Lessee's obligations under each Lease, Lessee hereby grants to Lessor a security interest in all of the following in which Lessee may now or hereafter have rights: (i) Equipment subject to all Leases, and (ii) any and all cash or deposits of Lessee now or hereafter in the possession or control of Lessor, or any affiliate of Lessor, and (iii) all parts, accessories, accessions and attachments thereto, and all replacements, substitutions and exchanges (including trade-ins), and all proceeds of the foregoing, including proceeds in the form of goods, accounts, chattel paper, documents, instruments, general intangibles, investment property, deposit accounts, letter of credit rights and supporting obligations (collectively, the "Collateral").

26. **Miscellaneous; Governing Law.** (a) Time is of the essence with respect to each Lease. Any failure of Lessor to require strict performance by Lessee or any waiver by Lessor of any provision of a Lease shall not be construed as a consent or waiver of any provision of such Lease. Each Lease will be binding upon Lessor only if executed by a duly authorized officer or representative of Lessor. A duly authorized officer or representative of Lessor shall execute the Lease Documents on Lessor's behalf. An authorized signer of Lessee shall execute the Lease Documents on Lessee's behalf. Any provision of a Lease that is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof. Captions are intended for convenience or reference only, and shall not be construed to define, limit or describe the scope or intent of any provisions hereof. Lessee will promptly execute or otherwise authenticate and deliver to Lessor such further documents, instruments, assurances and other records and take such further action as Lessor may reasonably request in order to carry out the intent and purpose of this agreement and each Lease and to establish and protect the rights and remedies created or intended to be created in favor of Lessor hereunder and thereunder.

(b) EACH LEASE IS BEING DELIVERED IN, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF CALIFORNIA INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAWS WHICH WOULD RESULT IN THE APPLICATION OF THE LAW OF ANY OTHER STATE.

(c) Any dispute, claim or controversy arising out of or relating to any Lease or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by arbitration in Irvine, California before one arbitrator. The arbitration shall be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures and in accordance with the Expedited Procedures in those Rules, including Rules 16.1 and 16.2 of those Rules as in effect on the date hereof. Judgment on the arbitration award may be entered in any court specified in Section 26(e). This clause shall not preclude parties from seeking provisional remedies in aid of arbitration from any court specified in Section 26(e). The parties shall maintain the confidential nature of the arbitration proceeding and the award, including the hearing, except as may be necessary to prepare for or conduct the arbitration hearing on the merits, or except as may be necessary in connection with a court application for a preliminary remedy, a judicial challenge to an award or its enforcement, or unless otherwise required by law or judicial decision.

(d) NOTWITHSTANDING THE FOREGOING, LESSOR AND LESSEE HEREBY EACH WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO EQUIPMENT OR EACH LEASE OR ANY OTHER LEASE DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IN ANY ACTION OR PROCEEDING TO WHICH LESSOR OR LESSEE MAY BE PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE, INCLUDING WITHOUT LIMITATION ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY, OF THIS AGREEMENT OR THE OTHER LEASE DOCUMENTS OR ANY PROVISIONS HEREOF OR THEREOF. THIS WAIVER IS MADE KNOWINGLY, WILLINGLY AND VOLUNTARILY BY LESSOR AND LESSEE WHO EACH ACKNOWLEDGE THAT NO REPRESENTATIONS HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO EACH LEASE AND THE LEASE DOCUMENTS.

(e) Without limiting the foregoing, if the provisions of Section 26 (c) are not enforceable and, in any case seeking provisional remedies in aid of arbitration or a judgement on an arbitration award, any judicial proceeding arising out of or relating to this Lease shall be brought in any state or federal court of competent jurisdiction in Irvine, California and each of the parties hereto (i) accepts the exclusive jurisdiction of such courts and any related appellate court and agrees to be bound by any judgment rendered by any such court in connection with any such proceeding and (ii) waives any objection it may now or hereafter have as to the venue of any such proceeding brought in such court or that such court is an inconvenient forum. The foregoing shall not prevent any action in any other court to enforce a judgment or to acquire or reacquire possession of any Equipment.

27. **Quiet Enjoyment.** So long as no Default has occurred and is continuing, Lessee shall peaceably hold and quietly enjoy Equipment without interruption by Lessor or any person or entity claiming through Lessor.

28. **Entire Agreement.** Each Lease, together with all other Lease Documents, constitutes the entire understanding or agreement between Lessor and Lessee with respect to the leasing of Equipment covered thereby, and there is no understanding or agreement, oral or written, which is not set forth herein or therein. No Lease may be amended except by a writing signed by Lessor and Lessee. Delivery of an executed Lease Document by facsimile or any other reliable means shall be deemed as effective for all purposes as delivery of manually executed copy. Lessee shall provide to Lessor the manually executed originals of any Lease Document delivered electronically to Lessor within five days.

29. **More than One Lessee.** If more than one person or entity executes the Lease Documents as "Lessee", the obligations of "Lessee" shall be deemed joint and several and all references to "Lessee" shall apply both individually and jointly.

30. **Disclaimer of Warranties.** LESSOR MAKES NO WARRANTIES, EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, TITLE TO, DESIGN, OPERATION, CONDITION, OR QUALITY OF THE MATERIAL OR WORKMANSHIP IN, EQUIPMENT, ITS MERCHANTABILITY OR ITS FITNESS FOR ANY PARTICULAR PURPOSE, THE ABSENCE OF LATENT OR OTHER DEFECTS (WHETHER OR NOT DISCOVERABLE), LACK OF

INFRINGEMENT ON ANY PATENT, TRADEMARK OR COPYRIGHT, AND LESSOR HEREBY DISCLAIMS ALL SUCH WARRANTIES; IT BEING UNDERSTOOD THAT THE EQUIPMENT IS LEASED TO LESSEE "AS-IS" WHERE-IS." LESSEE HAS MADE THE SELECTION OF THE EQUIPMENT FROM THE SUPPLIER BASED ON ITS OWN JUDGMENT AND EXPRESSLY DISCLAIMS ANY RELIANCE ON ANY STATEMENTS OR REPRESENTATIONS MADE BY LESSOR. IN NO EVENT SHALL LESSOR OR LESSEE BE LIABLE FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES. LESSOR HEREBY ASSIGNS TO LESSEE FOR THE TERM OF EACH LEASE WITHOUT RECOURSE AND FOR SO LONG AS LESSEE IS NOT IN DEFAULT UNDER ANY LEASE, ANY WARRANTY PROVIDED BY THE SUPPLIER.

31. **Execution in Counterparts.** The Master Lease and all other Lease Documents may be executed in one or more counterparts and by different parties hereto or thereto on separate counterparts, each of which when so executed or otherwise authenticated and delivered shall be an original, but all such counterparts shall together consist of one and the same instrument; except, to the extent that any Lease Documents constitute chattel paper under the UCC, no security interest therein may be created other than through the transfer or possession of the original counterpart, which shall be identified by Lessor. Any signature, execution and delivery of any document or instrument may be satisfied, in Lessor's sole discretion and to the extent permitted by the UCC, by authentication of such document or instrument as a record within the meaning of Article 9 of the UCC. A photocopy, printed electronic image or facsimile of this Master Lease, any Equipment Schedule and/or any related document that includes copies of the signatures of the parties hereto shall be treated as an original document and proof of the agreement between the parties. This Master Lease, any Equipment Schedule and any and all ancillary documents may be electronically and/or digitally executed. Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or legal entity that opens an account or establishes a relationship with a financial institution. Specifically, this means that when you start a relationship or open an account with Lessor, Lessor will ask you for your name, address, date of birth for personal accounts, and other information, such as your tax identification number, to allow Lessor to identify you. Lessor may also ask to see the driver's license, passport, and other identifying documentation of the person(s) who executes the Lease Documents.

32. **Software.** To the extent that any Schedule relates to Software:

(a) Lessee acknowledges that (i) all Software is furnished to Lessee under one or more separate license agreements ("License Agreement(s)" governing Lessee's rights thereto, (ii) the Lease does not convey any explicit or implicit license for the use of Software or other intellectual property relating to Equipment, and (iii) Lessor does not hold title to any Software and Lessee is or shall be the licensee of such Software directly from the Licensor.

(b) Lessee shall not amend, modify or otherwise alter, any term or condition of any License Agreement, including without limitation, any such term or condition related to (i) payment of any amounts due thereunder, (ii) any liabilities or obligations of Lessee as licensee, (iii) the payment of late fees on past due amounts, or (iv) the payment of applicable taxes; provided, however, that this provision shall not apply to those terms or conditions relating solely to amounts owing to Licensor which have not been financed under the Lease.

(c) Lessee and Lessor each further agrees that any operation system software supplied with the Equipment is not included within the above definition of "Software" and shall be returned with the Equipment at the end of the Term, in accordance with Section 11 of this Master Lease.

(d) Lessee agrees to hold Lessor harmless and indemnify and reimburse Lessor for any loss or cost associated with any violation of the License Agreement(s) by Lessee, including but not limited to unauthorized use, disclosure, transfer or software and patent or copyright infringement.

IN WITNESS WHEREOF, Lessor and Lessee have executed this Master Lease as of the day and year first above written.

LESSEE: SUNOPTA GRAINS AND FOODS INC.

By: Jim Medeiros

Print Name: Jim Medeiros

Title: VP & Treasurer

Date: June 18, 2020

LESSOR: LIBERTY COMMERCIAL FINANCE LLC

By: ____________________

Print Name: Eric Freeman

Title: President

Date: 6-30-20